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                                                                    EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89549) pertaining to the 1995 Stock Plan, the 1999 Employee Stock Purchase Plan, the Mobility.Net Corporation 1999 Stock Option Plan and Options under Stock Option Agreements of our report dated December 27, 1999 with respect to the financial statements of Telarc, Inc. included in the Current Report on Form 8-K/A of Software.com, Inc. dated October 20, 1999.


                                    /s/ ERNST & YOUNG LLP


Woodland Hills, California
December 27, 1999